Exhibit 4.23

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

WHEREAS, Tibet Unigroup Guowei Investment Co., Ltd., ChipMOS TECHNOLOGIES (BVI) LTD., Accretech (China) Co., Ltd., Chao-Jung Tsai, Shih-Jye Cheng, Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Shou-Kang Chen, David W. Wang, and Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) made and executed the “AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE” and the supplemental agreements thereof (hereinafter collectively referred to as “JV Agreement”) respectively on November 30, 2016, April 10, 2017, November 28, 2017, and August 1, 2018, for the matter of joint venture of Unimos Microelectronics (Shanghai) Co., Ltd. (“Unimos Shanghai” or the “Company”);

WHEREAS, the business scope of the Company was amended.

WHEREAS, on December 22, 2018, the initial shareholder of the Company, Tibet Unigroup Guowei Investment Co., Ltd., executed an “Equity Interest Transfer Agreement” with Beijing Unis Memory Technology Co., Ltd., and transferred all the Equity Interests of the Company it held thereto accordingly.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereto agree to this supplemental agreement for the JV Agreement (“this Agreement”) through good faith negotiations on December 29, 2018 as follows:

Article 1.

Business Scope under Section 4.2 of the JV Agreement shall be amended as:

The business scope of the Company is as follows: assembly and testing services for semiconductors (silicon and compound semiconductor) and integrated circuits (including sub-systems and modules), technology development, technical services, and sales of the products manufactured by the Company including advanced assembly and testing such as MEMS, and compound semiconductor integrated circuits manufacturing, BGA, CSP, MCM, etc. (operations and activities subject to any approval according to the Laws may not be carried out unless such approval is issued by the competent authority).

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Article 2.

Beijing Unis Memory Technology Co., Ltd. (Unified Social Credit Code: 91110108MA00GRNJX4, Registered Capital: RMB500 million, Legal Representative: Dao-Jie Ma, Registered Office: Room 2916, Floor 29, Zhizhen Building B, No. 7, Zhichun Road, Haidian District, Beijing City) joins the JV Agreement as a Party, substituting Tibet Unigroup Guowei Investment Co., Ltd. as shareholder of the Company, and it shall obtain and assume all the rights and duties related to Tibet Unigroup Guowei Investment Co., Ltd. in the JV Agreement. Tibet Unigroup Guowei Investment Co., Ltd. withdraws from the JV Agreement, and is no longer a Party of the JV Agreement.

Article 3. Miscellaneous

3.1	Terms that are not defined, however used in this Agreement, shall have the same meaning as those given in the JV Agreement.

3.2

In the event that this Agreement is inconsistent with the JV Agreement, this Agreement shall prevail. Matters that are not specified in this Agreement shall be addressed in accordance with the JV Agreement.

3.3

This Agreement may be modified or amended only by a written and signed agreement of the Parties. No waiver by any Party of one or more rights under this Agreement shall be recognized as a waiver of any other right hereunder, nor shall such waiver be regarded as a waiver of the same right in any other circumstances.

3.4

In case of a disputed provision, the remaining provisions of this Agreement shall remain in full force and effect during the dispute. If any provision of this Agreement is deemed unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.

3.5	This Agreement shall become effective upon being signed and chopped by the Parties.

3.6	This Agreement can be executed in as many originals as needed, while each original shall have the same legal effect, and each Party shall retain no less than one (1) original.

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(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Beijing Unis Memory Technology Co., Ltd. (Seal)

Signature:
Name: Dao-Jie Ma
Title: Legal Representative

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

ChipMOS TECHNOLOGIES (BVI) LTD. (Seal)

Signature:
Name: Lien-Fa Chou
Title: Chairman

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Accretech (China) Co., Ltd. (Seal)

Signature:
Name: Hao Chen
Title: Director/ General Manager

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Chao-Jung Tsai

Signature:

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shih-Jye Cheng

Signature:

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership) (Seal)

Signature:
Name: Lien-Fa Chou
Title: Representative of the Managing Partner

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shou-Kang Chen

Signature:

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

David W. Wang

Signature:

Date: , 2018

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 4th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) (Seal)

Signature:
Name: Hong-Wei Hsieh
Title: Representative of the Managing Partner

Date: , 2018